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                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


Burnham Pacific Properties, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-10559, 333-58347 and 333-86419 on Form S-8 and 33-56555, and 333-31591
and 333-69957 on Form S-3 of Burnham Pacific Properties, Inc. of our report dated June 14, 2000 appearing in this Annual Report on Form 11-K of Burnham Pacific Operating Partnership, L.P. 401(k) Retirement Savings Plan for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

June 26, 2000
San Diego, California